UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by Party other than the Registrant	☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MCX TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter.)

Commission File number 000-54918

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-6(i) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

AMENDMENT NO. 1 TO THE PROXY STATEMENT

FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 4, 2022

EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by MCX Technologies Corporation (the “Company”) with the United States Securities and Exchange Commission on December 10, 2021 (the “Original Filing”) amends the Original Filing solely to disclose that the number of shares of the Company’s common stock required to establish quorum for the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) is one-third of the total shares entitled to vote at the Annual Meeting. The Original Filing incorrectly disclosed that quorum for the Annual Meeting was a majority of the shares entitled to vote at the Annual Meeting.

AMENDMENT TO ORIGINAL FILING

The fifth paragraph under “General Information” is amended and restated in its entirety to read as follows:

The Company’s articles of incorporation, as amended (the “Articles”) provide that quorum shall exist at any meeting of the Company’s stockholders if one-third of the shares entitled to be cast at such meeting are represented in person or by proxy. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present.

The twelfth question under “Commonly Asked Questions and Answers” on page seven of the Original Filing is hereby amended and restated in its entirety to read as follows:

“Q:	How many Shares must be present to hold the Annual Meeting?

A:

The Articles provide that quorum shall exist at any meeting of the Company’s stockholders if one-third of the shares entitled to be cast at such meeting are represented in person or by proxy. Consequently, to hold the Annual Meeting and conduct business, at least one-third of the total outstanding Shares entitled to vote at the Annual Meeting must be present at the Annual Meeting. This is called a quorum.

Votes are counted as present at the Annual Meeting if a stockholder either:

●	is present and votes in person at the Annual Meeting; or

●	has properly submitted a Proxy.

Abstentions and broker non-votes (Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of establishing a quorum.”